Exhibit 32.1

Certification of the Chief Executive Officer pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

     I, Scott Kriens, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Juniper Networks, Inc. on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Juniper Networks, Inc.

By:	/s/ Scott Kriens

Name:	Scott Kriens
Title:	Chairman and Chief Executive Officer
Date:	August 7, 2003

     A signed original of this written statement required by Section 906 has been provided to Juniper Networks, Inc. and will be retained by Juniper Networks and furnished to the Securities and Exchange Commission or its staff upon request.